UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2017

Xenia Hotels and Resorts, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36594	20-0141677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 S. Orange Avenue, Suite 2700

Orlando, Florida 32801

(Address of Principal Executive Offices)

(407) 317-6950

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officer

On November 2, 2017, the Board of Directors (the “Board”) of Xenia Hotels & Resorts, Inc. (the “Company”) appointed Barry A.N. Bloom as President and Chief Operating Officer, effective November 2, 2017.

Mr. Bloom, 53, joined the Company in July 2013 as Executive Vice President and Chief Operating Officer. Prior to joining the Company, Mr. Bloom served as an Associate Professor of the Practice in the School of Hospitality Administration at Boston University. From July 2010 to June 2011, Mr. Bloom served as an Instructor in the School of Hospitality Leadership at DePaul University. From 2008 to 2011, Mr. Bloom co-founded and was a Principal of Abacus Lodging Investors LLC, a hotel investment and advisory firm. Prior to pursuing an academic career, Mr. Bloom worked for a variety of leading hotel investment firms, most recently as Executive Vice President of Portfolio Management & Administration with CNL Hotels & Resorts, Inc. (“CNL”), a real estate investment trust, from 2003 to 2007, where he was responsible for oversight of the company’s $6.6 billion portfolio. Prior to CNL, he served as Vice President—Investment Management for Hyatt Hotels Corporation from 2000 to 2003. In addition, Mr. Bloom has worked for Tishman Hotel & Realty, VMS Realty Partners, and Pannell Kerr Forster (now CBRE Hotels). Mr. Bloom’s compensation is described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 10, 2017. As of the date of this report, there are no changes to Mr. Bloom’s compensation as a result of this promotion.

The Company issued a press release on November 3, 2017, announcing Mr. Bloom’s appointment as President and Chief Operating Officer. A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

On November 2, 2017, the Board unanimously elected Marcel Verbaas to the combined role of Chairman of the Board and Chief Executive Officer. With this election, Jeffrey H. Donahue was elected to the role of Lead Director. Both elections are effective November 2, 2017.

No other memberships on the Board or its committees changed as a result of these elections.

Mr. Verbaas, 48, has held the position of President and Chief Executive Officer of the Company or its affiliated entities from its formation in 2007 and guided the Company through its spin-off from its prior parent company and listing on the New York Stock Exchange in February 2015. Mr. Verbaas has also served as a director of the Company since August 2014. From December 2004 until its successful sale in April 2007, Mr. Verbaas was Senior Vice President and Chief Investment Officer for CNL. In that capacity, he was responsible for the CNL’s investment activities, acquisitions and dispositions.

Mr. Donahue, 71, joined in the Board in February 2015 and has served as non-executive Chairman of the Board since that time.

As of the date of this report, no compensation changes were made for either of Messrs. Verbaas or Donahue as result of these changes.

The Company issued a press release on November 3, 2017, announcing Mr. Verbaas’ appointment as Chairman and Chief Executive Officer. A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Xenia Hotels and Resorts, Inc., dated November 3, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenia Hotels and Resorts, Inc.

Date: November 3, 2017	By:	/s/ Taylor C. Kessel
	Name:	Taylor C. Kessel
	Title	Senior Vice President, General Counsel and Secretary